SEMPRA ENERGY
EXECUTIVE SECURITY BONUS PLAN
Effective January 1, 2001

PURPOSE

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated employees and directors who contribute materially to the continued growth, development and future business success of Sempra Energy, a California corporation, and its subsidiaries. It is intended to be a bonus plan outside the scope of Title I of ERISA.

Article 1
Definitions

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meaning:

1.1 "Account Balance" shall mean a dollar amount determined by the Committee, in its sole discretion and in accordance with Section 3.2 below, that is equal to that portion of the Trust's assets that have been allocated on the books of the Trust to a Participant as of an Account Balance Determination Date. In accordance with Section 8.3 of this Plan and the provisions of the Trust, this account balance shall be a bookkeeping entry and shall be utilized as a device for the measurement and determination of the amount to be paid to a Participant pursuant to this Plan and his or her respective Plan Agreement.

1.2 "Account Balance Determination Date" shall mean January 1 or July 1 of each Plan Year.

1.3 "Account Balance Fraction" shall mean a fraction determined as of a specified date, (i) the numerator of which is a specified Participant's Account Balance as of the Account Balance Determination Date that immediately precedes a Change in Control, and (ii) the denominator of which is the sum of the Account Balances, determined as of the Account Balance Determination Date that immediately precedes a Change in Control, of all Participants who have an unforfeited Account Balance as of that Account Balance Determination Date.

1.4 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 5 below, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.5 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.6 "Board" shall mean the Board of Directors of the Company.

1.7 "Change in Control" shall mean the date upon which the first of the following events occurs:

(a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Sempra Energy representing twenty percent (20%) or more of the combined voting power of Sempra Energy's then outstanding securities; provided that such event shall not constitute a Change in Control if a majority of the members of the Board, as constituted immediately prior to such event, resolves that such event shall not be treated as a Change in Control for purposes of this Plan; or

(b) The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on January 1, 2000, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of Sempra Energy) whose appointment or election by the Board or nomination for election by Sempra Energy's shareholders was approved or recommended by a vote of at least two-third (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; provided that such event shall not constitute a Change in Control if a majority of the members of the Board, as constituted immediately prior to such event, resolves that such event shall not be treated as a Change in Control for purposes of this Plan; or

(c) There is consummated a merger or consolidation of Sempra Energy or any direct or indirect subsidiary of Sempra Energy with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of Sempra Energy outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Sempra Energy or any subsidiary of Sempra Energy, at least sixty percent (60%) of the combined voting power of the securities of Sempra Energy or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Sempra Energy (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Sempra Energy (not including in the securities beneficially owned by such Person any securities acquired directly from Sempra Energy or its affiliates other than in connection with the acquisition by Sempra Energy or its affiliates of a business) representing twenty percent (20%) or more of the combined voting power of Sempra Energy's then outstanding securities; provided that such event shall not constitute a Change in Control if a majority of the members of the Board, as constituted immediately prior to such event, resolves that such event shall not be treated as a Change in Control for purposes of this Plan; or

(d) The shareholders of Sempra Energy approve a plan of complete liquidation or dissolution of Sempra Energy or there is consummated an agreement for the sale or disposition by Sempra Energy of all or substantially all of Sempra Energy's assets, other than a sale or disposition by Sempra Energy of all or substantially all of Sempra Energy's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by shareholders of Sempra Energy in substantially the same proportions as their ownership of Sempra Energy immediately prior to such sale; provided that such event shall not constitute a Change in Control if a majority of the members of the Board, as constituted immediately prior to such event, resolves that such event shall not be treated as a Change in Control for purposes of this Plan; or

(e) Sempra Energy voluntarily files a petition for bankruptcy under federal bankruptcy law, or an involuntary bankruptcy petition is filed against Sempra Energy under federal bankruptcy law, which involuntary petition is not dismissed within 120 days of the filing; or

(f) Sempra Energy makes a general assignment for the benefit of creditors; or

(g) Sempra Energy seeks or consents to the appointment of a trustee, receiver, liquidator or similar person.

An event described in Section 1.7(e), (f), or (g) may hereafter be referred to as a "Bankruptcy Event." For purposes of this Section 1.7: "Beneficial Owner" has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"); and "Person" means any person, entity or "group" within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (v) the Company or any of its Affiliates (as defined in Rule 12b-2 under the Exchange Act), (w) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (x) an underwriter temporarily holding securities pursuant to an offering of such securities, (y) a corporation owned, directly or indirectly, by the shareholders of Sempra Energy in substantially the same proportions as their ownership of stock of Sempra Energy, or (z) a person or group as used in Rule 13d-1(b) under the Exchange Act.

1.8 "Change in Control Benefit" shall mean the benefit set forth in Section 4.1 below.

1.9 "Claimant" shall have the meaning set forth in Section 11.1 below.

1.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.11 "Committee" shall mean the Compensation Committee of the Board which shall manage and administer the Plan in accordance with the provisions of Article 10 below.

1.12 "Company" shall mean Sempra Energy, a California corporation.

1.13 "Death Proceeds" shall mean, with respect to a deceased Participant, the death proceeds that the Trustee has or shall receive under one or more Policies as a result of a Participant's death.

1.14 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the Participant's Employer's long-term disability plan or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan, as determined in the sole discretion of the Committee, had the Participant been a participant in such a plan.

1.15 "Employer" shall mean the Company and/or any of its subsidiaries that have been selected by the Board to participate in the Plan.

1.16 "Employer Benefit" shall mean the benefit set forth in Section 4.2 below.

1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.18 "Excess Death Benefit" shall mean, with respect to a deceased Participant, a dollar amount determined as of the date of his or her death that is equal to (but not below zero) 75 percent of:

(a) the fair market value of the Trust's assets determined immediately after a Participant's death, after taking into account all Death Proceeds, if any, with respect to that Participant, less

(b) the fair market value of the Trust's assets determined immediately prior to that Participant's death, without taking into account any Death Proceeds, if any, with respect to that Participant.

1.19 "Insurer" shall mean the insurance company or companies that issue one or more Policies.

1 .20 "Participant" shall mean any employee or director of an Employer (a) who is selected to participate in the Plan, (b) who elects to participate in the Plan, (c) who signs a Plan Agreement and a Beneficiary Designation Form, (d) whose signed Plan Agreement and Beneficiary Designation Form are accepted by the Committee, and (e) whose Plan Agreement has not terminated.

1.21 "Plan" shall mean the Company's Executive Security Bonus Plan, which is defined by this instrument and by each Plan Agreement, all as may be amended from time to time.

1.22 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement.

1.23 "Plan Year" shall, for the first Plan Year, begin on January 1, 2001, and end on December 31, 2001. For each Plan Year thereafter, the Plan Year shall begin on January 1 of each year and continue through December 31 of that year.

1.24 "Policy" or "Policies" shall mean the policy or policies issued in the name of the Trustee in accordance with the terms and conditions of this Plan and each respective Plan Agreement.

1.25 "Retirement", "Retires" or "Retired" shall mean (a) in the case of an employee, the termination of a Participant's employment with all Employers after five years of service under the Sempra Energy Cash Balance Plan, or where applicable, the pension plan of a subsidiary of Sempra Energy, on or after the Participant attains age 55, or (b) in the case of a nonemployee director, the termination of a Participant's service as a director for any reason.

1.26 "Termination of Employment" shall mean, in the case of an employee, the ceasing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability or death.

1.27 "Trust" shall mean the trust established pursuant to that certain Trust Agreement, dated as of January 1, 2001, between the Company and the Trustee, as amended from time to time.

1.28 "Trust Value Increase" shall mean, with respect to a Participant who vests in his or her Employer Benefit, a certain dollar amount that is equal to:

(a) the fair market value of the Trust's assets on the earlier of (i) the date of a Change in Control or (ii) the date a Participant Retires, dies, suffers a Disability or experiences an involuntary termination of employment with all Employers (which assets shall be determined after taking into account all distributions made on the specified date), plus

(b) the sum of the distributions, if any, made under Sections 4.1 and 4.2 below during the period of time that starts with the Account Balance Determination Date that immediately precedes the date of a Change in Control and ceases on the earlier of (i) the date of the Change in Control or (ii) the date of the Participant's Retirement, death, Disability or involuntary Termination of Employment with all Employers, less

(c) the fair market value of the Trust's assets as of the Account Balance Determination Date that immediately precedes the date of a Change in Control (which assets shall be determined after taking into account all distributions made on that Account Balance Determination Date), less

(d) that portion of all distributions described in Section 1.28(b) above that were determined under Sections 4. l(b)(ii)(2), 4.2(b)(ii)(2) and 4.2(b)(iii)(2) below, less

(e) that portion of all distributions described in Section 1.28(b) above that constitute Excess Death Benefits, less

(f) that portion of all Death Proceeds received by the Trustee that constitute Excess Death Proceeds and that are not distributed during the time period that starts on the Account Balance Determination Date that immediately precedes the date of the Change in Control and ceases on the earlier of (i) the date of the Change in Control or (ii) the date of the Participant's Retirement, death, Disability or involuntary Termination of Employment with all Employers.

1.29 "Trust Value Increase For Death" shall mean, with respect to a deceased Participant, a certain dollar amount that is equal to:

(a) the fair market value of the Trust's assets immediately preceding the Participant's death, without taking into account any Death Proceeds with respect to that Participant, if any, plus

(b) the sum of the distributions, if any, made under Sections 4.1 and 4.2 during the period of time that starts with the Account Balance Determination Date that coincides with or immediately precedes the deceased Participant's death and ceases with the deceased Participant's death, less

(c) the fair market value of the Trust's assets as of the Account Balance Determination Date that coincides or immediately precedes the Participant's death (which assets shall be determined after taking into account all distributions made on that Account Balance Determination Date), less

(d) that portion of all distributions described in Section 1.29(b) above that were determined under Sections 4.1(b)(ii)(2), 4.2(b)(ii)(2) and 4.2(b)(iii)(2) below, less

(e) that portion of all distributions described in Section 1.29(b) above that constitute Excess Death Benefits, less

(f) that portion of all Death Proceeds received by the Trustee that constitutes Excess Death Proceeds and that are not distributed during the time period that starts on the Account Balance Determination Date that coincides with or immediately precedes the date of the Change in Control and ceases immediately prior to the Participant's death.

1.30 "Trustee" shall mean the trustee named in the Trust and any successor trustee.
    "Vesting Date" shall mean the date upon which a Participant becomes 100% vested in his or her Change in Control Benefit in accordance with Section 3.1 below.

Article 2
Selection, Enrollment and Eligibility

2.1 Selection by Committee. Participation in the Plan shall be limited to (a) a select group of management and highly compensated employees of the Employers and (b) nonemployee directors of the Company. From that group, the Committee shall select, in its sole discretion, employees to participate in the Plan.

2.2 Enrollment Requirements. As a condition to participation, each selected employee, or director shall complete, execute and return to the Committee a Plan Agreement and a Beneficiary Designation Form. In addition, the Committee, in its sole discretion, shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 Eligibility; Commencement of Participation. Provided an employee or director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, that employee or director shall commence participation in the Plan on the date specified by the Committee. If a selected employee or director fails to meet all such requirements prior to that date, that employee or director shall not be eligible to participate in the Plan until the completion of those requirements.

Article 3
Vesting; Account Balance Allocation

3.1 Vesting in Change in Control Benefit.

Any Participant actively employed by or in the service of an Employer on the date of a Change in Control shall become 100% vested in his or her Change in Control Benefit on the date of the Change in Control (the "Vesting Date"). Any Participant whose employment with all Employers terminates prior to the date of a Change in Control shall forfeit as of the date of termination all right to benefits under this Plan; provided, however, that if a Participant's employment or service terminates within 90 days of the Change in Control by reason of Retirement, death, disability or involuntary Termination of Employment, he or she shall become 100% vested in his or her Change in Control Benefit on the date of the Change in Control. In addition, a Participant's benefit hereunder shall be reduced dollar for dollar by the amount he or she receives under the Sempra Energy Deferred Compensation and Excess Savings Plan while still employed by or in the service of an Employer.

3.2 Account Balance Allocations. Within 60 days of an Account Balance Determination Date, each Participant with an Account Balance shall receive a statement of the dollar amount of his or her Account Balance. A Participant's Account Balance shall never be reduced below the amount of his or her Account Balance determined as of the most recent Account Balance Determination Date unless (a) a distribution is made under this Plan to the Participant or his or her Beneficiary or (b) the Participant forfeits his or her Account Balance in accordance with Section 3.1 above. On or after a Change in Control, no new statements will be sent to a Participant, and his or her benefits, if any, shall be determined and paid in accordance with Article 4.

Article 4
Benefits

4.1 Change in Control Benefit.

(a) Eligibility. On the Vesting Date, a Participant or the Participant's Beneficiary shall become entitled to the Change in Control Benefit described in this Section 4.1.

(b) Benefit and Payment. The "Change in Control Benefit" shall be a dollar amount that is equal to one of the following amounts:

(i) if the Participant does not Retire, die, suffer a Disability or experience an involuntary Termination of Employment with all Employers prior to the date of the Change in Control, the sum of:

(1) the Participant's Account Balance as of the Account Balance Determination Date that immediately precedes the date of the Change in Control, plus

(2) an amount equal to the result of multiplying the Trust Value Increase by the Participant's Account Balance Fraction determined as of the date of the Change in Control.

This benefit shall be paid to the Participant, or his or her Beneficiary, as soon as practicable following the Change in Control but in no event later than 90 days following the date of the Change in Control.

(ii) if the Participant Retires, dies, suffers a Disability or experiences an involuntary Termination of Employment with all Employers at any time within 90 days prior to a Change in Control, the sum of:

(1) the Participant's Account Balance as of the Account Balance Determination Date that immediately precedes the Change in Control, plus

(2) an amount equal to the result of multiplying the Trust Value Increase by the Participant's Account Balance Fraction determined as of the date the Participant Retired, died, suffered a Disability or experienced an involuntary Termination of Employment with all Employers.

This benefit shall be paid to the Participant, or his or her Beneficiary as soon as practicable following the date of the Change in Control but in no event later than 90 days following the date of the Change in Control.

4.2 Employer Benefit.

(a) Eligibility. The Participant's Employer shall be entitled to the Employer Benefit if:

(i) A Participant Retires, suffers a Disability or experiences a Termination of Employment prior to 90 days prior to a Change in Control;

(ii) A Participant has a voluntary Termination of Employment with all Employers at any time within 90 days prior to the date of a Change in Control;

(iii) A Participant dies at any time; or

(iv) A Participant receives any payment under the Sempra Energy Deferred Compensation and Excess Savings Plan while still employed by or in the service of an Employer.

(b) Benefit and Payment. The "Employer Benefit" shall be a dollar amount that is equal to one of the following amounts:

(i) If an event described in Section 4.2(a)(i) occurs in a Plan Year and the Change in Control does not occur on or prior to April 1 of the Plan Year following that event, 75 percent of the Participant's Account Balance as of January 1 of the Plan Year following that event. This benefit shall be paid to the Participant's Employer within 120 days of January 1 of the Plan Year following that event.

Despite the foregoing, if a former Participant dies at any time after the occurrence of an event described in Section 4.2(a)(i) and prior to January 1 of the Plan Year following that event, the Employer Benefit shall be determined and paid in accordance with Section 4.2(b)(iii) below rather than this Section 4.2(b)(i).

(ii) If an event described in Section 4.2(a)(ii) occurs, or if both an event described in Section 4.2(a)(i) above occurs in a Plan Year and a Change in Control occurs on or prior to April 1 of the Plan Year following that event, an amount equal to the sum of:

(1) 75 percent of the Participant's Account Balance as of the Account Balance Determination Date that immediately precedes the date of the Change in Control, plus

(2) an amount equal to the result of multiplying the Trust Value Increase by 75 percent of the Participant's Account Balance Fraction determined as of January 1 of the Plan Year following the event.

This benefit shall be paid to the Participant's Employer within 120 days of January 1 of the Plan Year that follows the Plan Year in which the event described in Section 4.2(a)(i) or (ii) above occurs.

(iii) If an event described in Section 4.2(a)(iii) occurs prior to 90 days prior to a Change in Control, an amount equal to the sum of:

(1) 75 percent of the deceased Participant's Account Balance as of the Account Balance Determination Date that coincides or immediately precedes the Participant's death, plus

(2) an amount equal to the result of multiplying the Trust Value Increase For Death by 75 percent of the deceased Participant's Account Balance Fraction determined as of the Participant's death, plus

(3) the Excess Death Benefit.

This benefit shall be paid to the Participant's Employer within 30 days of the date that the Trust receives the Death Proceeds, or if no such proceeds are to be received, within 90 days of the Participant's death.

(iv) If an event described in Section 4.2(a)(iii) occurs within 90 days prior to a Change in Control, an amount equal to the Excess Death Benefit, if any. This Employer benefit, if any, shall be paid to the Participant's Employer within 30 days of the date that the Trustee receives the Death Proceeds.

(v) If an event described in Section 4.2(a)(iv) occurs, the Employer shall receive as soon as practicable 75 percent of the amount by which the Participant's benefit hereunder is reduced as described in Section 3.1 hereof.

(c) Form of Payment. At the election of the Participant's Employer, the Employer Benefit shall be paid in the form of: (i) one or more Policies held in the Trust, (ii) other assets held in the Trust and/or (iii) immediately available funds.

4.3 Continuation of Account Balance. For purposes of Section 4.2 above only, if a Participant forfeits his or her interest in this Plan, his or her account shall continued to be maintained as if the Participant had not forfeited his or her interest, but only for the purpose of determining the Employer Benefit in accordance with Section 4.2 above. However, for purposes of Section 4.1, if a Participant forfeits his or her interest in the Plan, the Participant's Account Balance shall be treated as zero.

4.4 Withholding and Payroll Taxes. The Trustee shall withhold from any and all benefit payments made under this Article 4, all federal, state and local income, employment and other taxes required to be withheld in connection with the payment of benefits hereunder, in amounts to be determined in the sole discretion of the Participant's Employer.

Article 5
Beneficiary

5.1 Beneficiary. Each Participant shall have the right, at anytime, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a Beneficiary upon the death of a Participant.

5.2 Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee before his or her death.

5.3 Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

5.4 No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 5.1, 5.2 and 5.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

5.5 Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, before a Change in Control, to cause the Trustee to withhold such payments until this matter is resolved to the Committee's satisfaction.

5.6 Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participants Plan Agreement shall terminate upon such full payment of benefits.

Article 6
Termination, Amendment or
Modification of the Plan

6.1 Termination, Amendment or Modification Prior to One Year Before Change in Control. Prior to one year before a Change in Control, the Company reserves the right to terminate, amend or modify the Plan in whole or in part, and each Employer reserves the right to terminate, modify or amend a related Plan Agreement, in whole or in part, with respect to Participants employed by such Employer. Notwithstanding the foregoing, no termination, amendment or modification shall be effective to decrease or reduce a Participant's potential benefits under this Plan below his or her Account Balance as of the Account Balance Determination Date that coincides or immediately precedes the effective date of the termination, amendment or modification.

6.2 Termination, Amendment or Modification Within One Year Before Change of Control or Following Change in Control.

(a) General. Within one year before a Change in Control and thereafter, neither the Company, any subsidiary of the Company nor any corporation, trust or other person that succeeds to all or any substantial portion of the assets of the Company shall have the right to terminate, amend or modify the Plan and/or any Plan Agreement in effect prior to such Change in Control, and all benefits under the Plan and any such Plan Agreement shall thereafter be paid in accordance with the terms of the Plan and such Plan Agreement, as in effect immediately prior to such Change in Control. If the Plan is terminated, amended, or modified within one year before the Change in Control, such termination, amendment or modification shall be considered void as of the date of the termination, amendment or modification. Subject to Section 6.2(b) below, any provision of this Plan or any Plan Agreement to the contrary shall be construed in accordance with this Section 6.2(a).

(b) Compliance with ERISA and the Code.

(i) Notwithstanding any other provision of this Plan, if, at any time within one year before a Change in Control or following a Change in Control, counsel to the Company advises the Company in writing that it is counsel's opinion that the provisions of this Plan and/or any related Plan Agreement are not in compliance with ERISA or the Code or any final or proposed regulation or ruling under ERISA or the Code promulgated by the Department of Labor or the Internal Revenue Service, the Company shall have the right, in its sole discretion, to terminate, amend or modify this Plan and/or any related Plan Agreement in order to comply with such applicable law, to minimize the Plan's noncompliance with such applicable law and/or to prevent the Plan from failing to comply with such applicable law.

(ii) If the Company elects to terminate, amend or modify the Plan and/or any Plan Agreement under this Section 6.2(b), the Company may do so only to the extent that such amendment, modification or termination does not decrease or reduce a Participant's potential benefit under this Plan below his or her Account Balance as of the Account Balance Determination Date that coincides or immediately precedes the effective date of the termination, amendment or modification.

6.3 Termination of Plan Agreement. Absent the earlier termination, modification or amendment of the Plan, the Plan Agreement of any Participant shall terminate upon the full payment of the applicable benefit provided under Article 4.

Article 7
Other Benefits and Agreements

7.1 Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

Article 8
Trust

8.1 Establishment of the Trust; Premiums. The Employers shall establish the Trust and shall at least annually transfer over to the Trust such assets as the Committee determines, prior to a Change in Control, or the Trustee determines, after a Change in Control, are necessary to provide for the Employers' future liabilities created with respect to the benefits provided under the Plan and the Plan Agreements, including, without limitation, the payment of insurance premiums in amounts sufficient to acquire and maintain all Policies held by the Trustee. At the direction of the Committee, prior to a Change in Control, or the Trustee, after a Change in Control, the Employers shall pay any and all Policy premiums and other costs directly to the Insurer.

8.2 Interrelationship of the Plan and the Trust. The provisions of the Plan and a Plan Agreement shall govern the rights of a Participant and the Employers to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Trustee, Employers, Participant and a Participant's Beneficiary as to the assets of the Trust. The Employers shall at all times remain liable to carry out their obligations under the Plan.

8.3 Accounts.

(a) The Trustee shall establish and maintain the following separate accounts:

(i) A "Participant's Account" for each Participant to which the Employers' contributions, or a portion thereof, and earnings (or losses) thereon shall be allocated to and held, the assets of which are to be used to pay the Change in Control Benefit or the Employer Benefit in accordance with this Plan and the Trust; and

(ii) An "Administrative Account" for the administrative expenses of the Trust to which a portion of the Employers' contributions and earnings thereon may be allocated to and held in the event of a Change in Control pending payment by the Employer as provided in Section 3.6 of the Trust Agreement, the assets of which are to be used to pay the administrative expenses, including without limitation all taxes and legal expenses, of the Trust in accordance with the terms and provisions of this Plan and the Trust.

(iii) A "Reserve Account" to which shall be allocated all Employer contributions pending allocation to individual Participant accounts, Participant forfeitures not forming part of the Employer Benefit and any gains described further in this subsection. In the event of the death of a Participant or a former Participant whose life is insured by a Policy, the excess of (a) the life insurance proceeds received from such Policy over (b) the cash value of such Policy as of the date immediately preceding the Participant's death shall constitute a gain allocable to the Reserve Account.

(b) Prior to a Change in Control, the Committee shall direct the Trustee in writing as to:

(i) the allocation of the Employers' contributions to the accounts described in Section 8.3(a) above, and

(ii) the amounts of the earnings on the Employer's contributions held in the accounts described in Section 8.3(a) above. After a Change in Control, the Trustee shall make such allocations in accordance with the terms of the Plan and the Trust. Notwithstanding the foregoing, and except for a payment of benefits in accordance with Article 4 or a forfeiture of benefits, a Participant's Account balance shall not be reduced.

(c) Each of the accounts described in Section 8.3(a) above shall qualify for and be treated as separate shares under Code Section 663(c).

Article 9
Insurance Policies

9.1 Policies. Pursuant to instructions given to the Trustee by the Committee, and in accordance with the terms and conditions of the Plan and each Plan Agreement, the Trustee shall acquire one or more Policies in its name.

9.2 Ownership of Insurance. The Trustee shall be the sole and absolute owner and beneficiary of each Policy, with all rights of an owner and beneficiary, including without limitation, the right to surrender Policies for their cash surrender values and to take one or more loans against one or more Policies. Notwithstanding the foregoing, the Trustee shall exercise its ownership rights in each Policy only in accordance with the terms of this Plan, the respective Plan Agreements and the Trust.

9.3 Documents Required By Insurer. The Trustee, the Participant's Employer and the Participant shall sign such documents and provide such information as may be required from time to time by the Insurer.

Article 10
Administration

10.1 Committee Duties. This Plan shall be administered by the Committee. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

10.2 Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to any Employer.

10.3 Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

10.4 Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

10.5 Employer Information. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

Article 11
Claims Procedures

11.1 Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

11.2 Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

(a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i) the specific reason(s) for the denial of the claim, or any part of it;

(ii) the specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv) an explanation of the claim review procedure set forth in Section 11.3 below.

11.3 Review of a Denied Claim. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

(a) may review pertinent documents;

(b) may submit written comments or other documents; and/or

(c) may request a hearing, which the Committee, in its sole discretion, may grant.

11.4 Decision on Review. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a) specific reasons for the decision;

(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c) such other matters as the Committee deems relevant.

11.5 Legal Action. A Claimant's compliance with the foregoing provisions of this Article 11 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

Article 12
Miscellaneous

12.1 Employer's Assets. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of an Employer. With respect to the Plan, any Plan Agreement and the Trust, any and all of an Employer's assets shall be, and shall remain, the general, unpledged and unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of making contributions to the Trust in order to provide benefits under this Plan. This obligation shall be an unfunded and unsecured promise to pay money.

12.2 Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

12.3 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

12.4 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment or engagement between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. Service as a director is subject to the Company's otherwise applicable rules on such matter. Nothing in this Plan shall be deemed to give a Participant the right to be employed or retained in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

12.5 Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

12.6 Terms. Whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

12.7 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

12.8 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of California.

12.9 Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

12.10 Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Joyce G. Rowland
Senior Vice President, Human Resources
Sempra Energy
101 Ash Street, HQ 18
San Diego, CA 92101

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

12.11 Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.

12.12 Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

12.13 Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

12.14 Distribution in the Event of Taxation. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to the Vesting Date, a Participant may petition the Committee, if prior to a Change in Control, or the Trustee, after a Change in Control, for a distribution of assets sufficient to meet the Participant's tax liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Trustee shall distribute to the Participant from the Trust immediately available funds in an amount equal to that Participant's federal, state and local tax liability associated with such taxation (which amount shall not exceed a Participant's accrued benefit under the Plan), which liability shall be measured by using that Participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted.

12.15 Legal Fees To Enforce Rights After Change in Control. The Company is aware that upon the occurrence of a Change in Control, the Board (which might then be composed of new members) or a shareholder of any Employer, or of any successor corporation might then cause or attempt to cause an Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause an Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company or the Participant's Employer has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, the Participant's Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or the Participant's Employer, or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF the Company has signed this Plan document as of January 1, 2001.

Sempra Energy,
a California corporation

By:__________________________________________ Its:__________________________________________